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SCHEDULE 14A

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Dominion Energy, Inc.

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2022 ANNUAL MEETING OF SHAREHOLDERS Additional Solicitation Materials

Pay for Performance Executive Compensation Program Reflects Best Practices and Incorporates Shareholder Input 2 Commitment to Compensation Governance Best Practices Substantial portion of pay at risk for the CEO and other named executive officers and tied to enhanced shareholder value Annual incentive plan integrates environmental, safety and diversity and inclusion performance metrics Robust executive stock ownership guidelines Equity and cash-based incentive compensation includes clawback policy Non-compete clause in executive retirement plans Double triggers for the payment of most change in control benefits No long-term or indefinite employment agreements for executive officers Hedging or pledging of shares as collateral prohibited No excessive perquisites and tax gross-ups on executive perquisites 2017Performance period increased from two to three years 2021 Elimination of Absolute TSR Modifier 2022 Increased performance grant weighting to 60% of long-term incentive program and reduced restricted stock weighting to 40% 2022 Performance grant includes carbon-emitting generation capacity and cumulative operating EPS goals, in addition to a TSR goal Long-Term Incentive Program Enhancements Reflecting Shareholder Input 2021 CEO Target Direct Compensation

Management Proposal to Reduce Threshold for Calling Special Meeting (Item 4) Management’s proposed 15% ownership threshold: Ensures a meaningful percentage of our shareholders agree on the need for a special meeting before a special meeting can be called; Is lower than a majority of our peers and S&P 500 companies with a special meeting right; Strikes an appropriate balance between enhancing shareholder rights while protecting our broader shareholder base from small groups of shareholders pursuing interests that are not in the best interests of the company and its shareholders; and Is consistent with the belief that special meetings should be limited to extraordinary matters and/or significant strategic concerns that require attention prior to the next annual meeting. 3 The Board of Directors recommends that shareholders vote FOR this proposal We are seeking shareholder approval to amend Dominion Energy’s Bylaws to reduce the share ownership threshold for calling a special meeting from If our proposed Bylaw Amendment receives enough affirmative votes for approval as described within Item 4 under “Required Vote” on page 76 of the 2022 Proxy Statement, then it will be binding on us. In that event, our Proposed Bylaw Amendment will become effective, regardless of the voting outcome on the Shareholder Bylaw Proposal (Item 5). Also in that event, we will not implement the Shareholder Bylaw Proposal irrespective of its voting outcome (and even if the Shareholder Bylaw Proposal also receives a majority affirmative vote). 25% to 15%

Dominion Energy is already on a pathway to achieve its net zero Scope 3 goals with demonstrated progress Achieving Scope 3 net zero emissions is dependent on the actions of various third parties and on the advancement of technology that is not currently in commercial development Thus, meeting our commitments requires a well coordinated strategy. We are not standing idly by, the company is: Meaningfully engaging with stakeholders to take into consideration their interests Conducting rigorous analysis and modeling to develop an actionable path that also meets our commitment to providing safe, reliable, affordable, and sustainable energy to our customers Working with regulators to solidify the conditions needed to ensure success Piloting new technologies Consulting with suppliers and developing customer solutions (upstream fuel and power suppliers and downstream customers) Setting premature medium-term targets will disrupt the measured approach we take to target setting and may threaten the effectiveness of achieving our long-term commitments We thoughtfully develop our commitments to consider various scenarios We hold ourselves accountable to our goals and any failure to realize our commitments could lead to adverse impact on the company 4 Shareholder Proposal for Inclusion of Medium-Term Scope 3 Targets (Item 6) The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

Announced enterprise-wide Net Zero Scope 1 commitment with interim targets Sustainability 2.0: Enhanced sustainability strategies to move beyond Scope 1 decarbonization TCFD-aligned Climate Report with Net Zero pathway modeling and inventory of Scope 1, 2, and 3 GHG Emissions Leading the pack: Announced Net Zero Scope 2 and 3 commitments Updated Climate Report with expanded Scope 3 analysis 7 months between foundational disclosure of Scope 2 and 3 emissions inventory and announcement of Scope 2 and 3 Net Zero commitments 5 Demonstrated progress towards our Net Zero commitments FEB 2020 YEAR END 2020 JULY 2021 FEB 2022 BY YEAR END 2022

Integral role of regulators Upstream and downstream engagement Rigorous analysis coupled with relevant and transparent disclosure Dominion Energy is supporting the ability of downstream customers and upstream suppliers to reduce their GHG emissions, enabling us to achieve our Net Zero Scope 3 goal. To support them, Dominion Energy is: Encouraging suppliers to adopt net zero commitments and requesting emissions disclosures Implementing sustainability focused fuel procurement practices Offering solutions to our customers: Energy efficiency programs Options to purchase carbon offsets Access to RNG Testing early-stage hydrogen blending Executing a strategic transformation of our generation mix and investing in the sustainability of our gas distribution business Engaging regulators on our decarbonization strategy Preparing to seek approvals from various regulatory bodies and a determination by state regulatory commissions that related costs are prudent Conducting analysis and third-party modeling to support our commitments Researching and piloting new technologies Timely reporting of our process, progress, and plans: Annual Sustainability and Corporate Responsibility Report (mapped to GRI, UN SDG and SASB) TCFD-aligned Climate Report on an 18–24-month reporting cycle Annual EEI/AGA template Annual Climate CDP Committed to safe, reliable, affordable, and sustainable energy for our customers Considering the interest and support of stakeholders including communities, customers, employees, investors, and regulators 6 A coordinated strategy to achieve our Net Zero Scope 3 goals is already underway

7 Cautionary Information and Forward-Looking Statements Certain statements contained in these Additional Solicitation Materials constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, and statements regarding ongoing and future projects and the expected availability and benefits of such projects, are forward-looking statements. Our statements about the future are subject to various risks and uncertainties. For factors that could cause actual results to differ from expected results, see the risk and uncertainties described throughout our 2021 Annual Report on Form 10-K and particularly in Item 1A. Risk Factors and Forward-Looking Statements in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements speak only as of the date of these Additional Solicitation Materials. Dominion Energy, Inc. assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained herein.